For Immediate Release	EXHIBIT 99.1

WSI Industries Announces Earnings Release Date

December 14, 2015—Minneapolis, MN—WSI Industries, Inc. (Nasdaq: WSCI) today announced that it expects to release its fiscal 2016 first quarter financial results on December 21, 2015 at approximately 12:30 PM Central time immediately prior to its Annual Meeting.

WSI Industries, Inc. is a leading contract manufacturer that specializes in the machining of complex, high-precision parts for a wide range of industries, including automotive, avionics and aerospace, energy, recreational powersports vehicles, small engines, bioscience and the defense markets.

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For additional information:

Benjamin Rashleger (President & CEO) or Paul D. Sheely (CFO)

 763/295-9202

The statements included herein which are not historical or current facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. There are certain important factors which could cause actual results to differ materially from those anticipated by some of the statements made herein, including the Company’s ability to retain current programs and obtain additional manufacturing programs, and other factors detailed in the Company’s filings with the Securities and Exchange Commission.